Exhibit 99.1

ePRESENCE ANNOUNCES AGREEMENT TO SELL ITS SERVICES BUSINESS AND PLAN OF LIQUIDATION

Company Also Reports Third-Quarter 2003 Financial Results

WESTBORO, Mass., October 23, 2003 – ePresence, Inc. (NASDAQ: EPRE) today announced that it has signed a definitive agreement to sell the assets of its services business to Unisys Corporation (NYSE: UIS). ePresence also announced that its Board of Directors has approved a plan of liquidation of the Company. ePresence will file a proxy statement seeking shareholder approval on these matters.

Sale of Services Business Assets

ePresence has entered into an agreement to sell its security and identity management (SIM) services business assets to Unisys Corporation for approximately $11.5 million in cash. These assets include ePresence’s customer relationships and industry partnerships, and a majority of ePresence’s employees are expected to become employees of Unisys. The transaction is subject to the approval of ePresence shareholders and other closing conditions, and is expected to be completed as early as December 2003.

“The sale of our services business to Unisys is positive news for our clients, employees and shareholders,” stated Bill Ferry, chairman and chief executive officer of ePresence. “Identity management is a growing field and Unisys is a strong player, offering a broad portfolio of security solutions and expertise across a number of industries. For our employees, we believe Unisys is an ideal cultural fit and provides an opportunity for them to advance their careers in security and identity management.”

Plan of Liquidation

ePresence’s Board of Directors has unanimously agreed to recommend to shareholders that the Company be liquidated. The Company and SG Cowen, its financial advisor, implemented an extensive sales process seeking out third parties that would be interested in acquiring ePresence. In addition, the Company worked with SG Cowen to explore opportunities to acquire other businesses and also analyze the liquidation value of ePresence. After considering all options, the Board of Directors determined that the sale of the services business assets to Unisys followed by the liquidation of the remaining portion of ePresence’s assets was in the best interest of its shareholders.

As of September 30, 2003, the Company’s services business had cash and marketable securities totaling $44.2 million, exclusive of its holdings of the Company’s majority-owned subsidiary, Switchboard Incorporated (NASDAQ:SWBD). Liabilities for the Company’s services business on September 30, 2003 totaled $6.5 million.

In addition to the cash and marketable securities noted above, the liquidation proceeds would include approximately $11.5 million in cash from the proposed sale of the services business assets to Unisys. ePresence also currently holds approximately 9.8 million shares of Switchboard common stock and currently plans to sell, subject to shareholder approval, all of these shares in an underwritten public offering in order to facilitate an orderly distribution of the shares. A registration statement for this offering is expected to be filed by Switchboard today with the SEC. Alternatively, ePresence may sell a portion of its Switchboard shares in such offering, either prior to or following its meeting of shareholders. ePresence intends to distribute to its shareholders the proceeds of any sales of Switchboard common stock and/or any remaining shares of Switchboard not sold. Any distribution to shareholders will be net of any tax liability resulting from such sale or distribution that is not offset by ePresence’s net operating loss and tax credit carry-forwards. Based upon the $7.42 market price of Switchboard as of the market’s closing yesterday, this tax liability of ePresence would be approximately $1.0 million, and any increase in the price of Switchboard at the time of such sale or distribution would be taxable at approximately a 34% marginal rate.

In addition to converting its remaining assets to cash and satisfying the liabilities currently on its balance sheet, the Company anticipates using cash in the next several months for a number of items, including but not limited to: (i) ongoing operating costs, including transaction fees, of at least $3.3 million, (ii) employee severance and related costs of at least $6.9 million and (iii) other costs, including costs to terminate a vendor relationship, insurance costs, costs to terminate leases and wind down costs of at least $6.7 million. In addition, ePresence expects to initially withhold a portion of its cash for any unknown liabilities that may arise. As a result, excluding the value of the Company’s Switchboard holdings, the Company currently estimates that it will be able to distribute to its shareholders, in one or more cash distributions over time, approximately $1.10—$1.40 per share in a liquidation. The amount that ePresence will be able to distribute to its shareholders with respect to its shares of Switchboard common stock will depend, in the case of shares that it sells, on the net proceeds after taxes and sales commissions that it realizes from such sales and, in the case of any shares not sold, on the after-tax value of such shares at the time they are distributed to ePresence shareholders.

If the shareholders approve the plan of liquidation, the Company intends to dissolve by filing articles of dissolution, liquidate its remaining assets, satisfy its remaining obligations and make one or more distributions to its shareholders of cash or assets available for distribution. The Company currently anticipates that the articles of dissolution would be filed within approximately 10 days following shareholder approval of the plan of liquidation. Upon filing of the articles of dissolution, the Company expects to delist its shares from NASDAQ and close its stock transfer books, which would generally prohibit any further transfers of record of its shares following dissolution. The Company anticipates making an initial distribution to shareholders within approximately 20 days following the filing of the articles of dissolution. The precise timing of these events, however, cannot be predicted.

“After a thorough review of all potential strategic alternatives with SG Cowen, our Board of Directors determined this was the most appropriate action for ePresence to take,” Ferry said. “The Company’s size was limiting its ability to fully capitalize on emerging opportunities in the security and identity management market. We thoroughly considered various initiatives to grow the business, including the acquisition of other businesses and technologies. Ultimately, after carefully evaluating all strategic alternatives, we determined that the sale of ePresence’s services business and the subsequent liquidation of the Company was in the best interest of our shareholders.”

Third-Quarter Results

Consolidated revenues for the third quarter of 2003 were $8.2 million, with $4.1 million generated by ePresence’s services business and $4.1 million generated by Switchboard. This compares with consolidated revenues of $10.7 million in the third quarter of 2002, with $7.4 million generated by

ePresence’s services business and $3.4 million generated by Switchboard. For the third quarter of 2003, the Company’s consolidated net loss was $(1.3) million, or $(0.06) per share. This compares with a consolidated net loss of $(3.3) million, or $(0.15) per share, for the third quarter of 2002.

As of September 30, 2003, ePresence had a balance of $97.1 million in cash and marketable securities on a consolidated basis, of which $44.2 million was held by ePresence and $52.9 million was held by Switchboard. This compares with a consolidated balance of $96.5 million on June 30, 2003.

Information regarding Switchboard’s third-quarter financial results and fourth-quarter 2003 guidance is available in a separate news release issued on October 23, 2003, which can be accessed in the “Investors” section of Switchboard’s Web site, www.switchboard.com.

Conference Call Information

In conjunction with this release, ePresence will host its quarterly conference call for investors at 9:00 a.m. ET today. Investors interested in listening to the call should either log onto the “Investors” section of ePresence’s web site, located at www.epresence.com, at least 15 minutes prior to the broadcast or dial (877) 388-6672 and use confirmation code 3500042. For those unable to listen to the live conference call, there will be a continuous playback of the webcast available from 12:00 p.m. ET today through midnight ET on November 6, 2003. To listen to the playback, please log onto the “Investors” section of the Company’s web site at www.epresence.com.

Important Additional Information Will Be Filed With The SEC

ePresence plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the proposed sale of its services business to Unisys, sale of Switchboard shares and the proposed liquidation and dissolution. The Proxy Statement will contain important information about ePresence and the matters submitted for shareholder approval. Investors and shareholders are urged to read the Proxy Statement carefully when it is available.

Investors and shareholders will be able to obtain free copies of the Proxy Statement under Schedule 14A and other documents filed with the SEC by ePresence, Inc. through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement from ePresence by contacting the corporate secretary of ePresence at (508) 898-1000.

ePresence and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed sale of the service business assets, sale of Switchboard shares and liquidation and dissolution. Information regarding ePresence’s directors and executive officers is contained in ePresence’s Form 10-K for the year ended December 31, 2002, Form 10-Q for the quarter ended June 30, 2003 and Proxy Statement dated April 21, 2003 in connection with ePresence’s 2003 Annual Meeting of Shareholders, which are filed with the SEC. As of September 30, 2003, ePresence’s directors and executive officers beneficially owned approximately 7,297,731 shares (assuming the exercise of all vested options), or approximately 27.44 percent, of ePresence’s common stock. A more complete description will be available in the Proxy Statement.

A registration statement relating to the Switchboard shares included in the proposed offering has not yet been filed with the Securities and Exchange Commission. The Company expects Switchboard to file its registration statement with the Securities and Exchange Commission today. These securities may not be sold nor may any offers to buy be accepted prior to the time the registration statement is filed and becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Note Concerning Non-GAAP Financial Measures

Certain of the information set forth herein, including off-balance sheet contractual obligations, may be considered non-GAAP financial measures. ePresence believes this information is useful to investors because it provides a basis for measuring the Company’s available resources. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s capital resources. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

About ePresence

ePresence, Inc. (NASDAQ: EPRE) is a market leader in delivering Security and Identity Management (SIM) solutions that help companies reduce cost, enhance security, improve customer service and increase revenues. Our highly focused solutions leverage technologies such as enterprise directories, metadirectories, single sign-on and provisioning systems, and have enabled numerous Fortune 1000-class companies to efficiently and securely provide personalized access to digital resources, thus maximizing the ROI of their IT-based initiatives. ePresence is headquartered in Westboro, Massachusetts and can be reached at (800) 222-6926 or online at www.epresence.com.

ePresence and the ePresence logo are servicemarks of ePresence, Inc. in the United States. All other servicemarks, trademarks or logos are marks and logos of their respective owners.

Forward-looking Statements

The Company noted that each of the above statements about the Company’s business and financial outlook, plan to liquidate and estimated timing and proceeds thereof, operations and performance, and any other statements using the terms “expect,” “anticipate,” “target,” “plan,” “believe,” “will,” and other similar terms and any other statements in this press release which are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and could differ materially from actual results or events based on various important factors, including, without limitation, any failure to satisfy the closing conditions to the sale of the Company’s services business to Unisys; the market value of the Switchboard common stock; failure of Switchboard to file and have declared effective by the Securities and Exchange Commission a registration statement relating to the proposed offering of shares of Switchboard common stock; costs and liabilities in excess of, or lower than, those currently anticipated by the Company; and any delays or difficulties in implementing the plan of liquidation. For further information on these and other risks, uncertainties, and factors, please review the Company’s Form 10-K for 2002 filed with the SEC on March 28, 2003, as well as the Company’s subsequent filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made and the Company undertakes no obligation to update these forward-looking statements.

Contacts:

Richard Spaulding	Jason Fredette

ePresence, Inc.	Sharon Merrill Associates, Inc.

(508) 871-2271	(508) 871-2271

ePresence, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues:
Services	$4,072	$7,360	$12,557	$26,605
Switchboard	4,108	3,374	11,423	8,362

Total revenues	8,180	10,734	23,980	34,967

Gross profit
Services	1,329	2,611	3,693	9,128
Switchboard	3,446	2,423	9,240	5,381

Total gross profit	4,775	5,034	12,933	14,509
%	58%	47%	54%	41%

Operating expenses:
Sales and marketing	2,145	3,680	7,271	11,980
Product development	1,180	1,378	3,415	4,200
General and administrative	2,731	4,511	9,123	12,086
Restructuring	—	—	(35)	4,000

Total operating expenses	6,056	9,569	19,774	32,266

Loss from operations	(1,281)	(4,535)	(6,841)	(17,757)

Other (loss)/income, net	(35)	1,269	522	4,913

Loss before income taxes	(1,316)	(3,266)	(6,319)	(12,844)

Provision for income taxes	16	—	38	95

Net loss	($1,332)	($3,266)	($6,357)	($12,939)

Basic and diluted net loss per common share	($0.06)	($0.15)	($0.29)	($0.58)

Basic and diluted weighted average number of common shares	22,258	22,224	22,238	22,315

Condensed Consolidated Balance Sheets (in thousands)
	September 30, 2003	December 31, 2002
ASSETS

Cash and marketable securities	$97,110	$105,270
Accounts receivable, net	5,294	4,872
Other current assets	2,092	1,875
Property, equipment and other assets	2,872	4,402

Total assets	$107,368	$116,419

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$9,294	$13,596
Deferred revenue	1,410	1,608
Other liabilities	—	1,124
Minority interests in consolidated subsidiaries	26,147	24,522
Stockholders' equity	70,517	75,569

Total liabilities and stockholders' equity	$107,368	$116,419

ePresence, Inc.

Services Business Statements of Operations

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
	(a)	(a)	(a)	(a)
Revenues	$4,072	$7,360	$12,557	$26,605

Gross profit	1,329	2,611	3,693	9,128
%	33%	35%	29%	34%

Operating expenses:
Sales and marketing	1,232	2,553	4,831	8,281
General and administrative	1,988	2,905	6,554	9,050
Restructuring	—	—	—	4,000

Total operating expenses	3,220	5,458	11,385	21,331

Loss from operations	(1,891)	(2,847)	(7,692)	(12,203)

Other income, net	166	300	650	1,349

Loss before income taxes	(1,725)	(2,547)	(7,042)	(10,854)

Provision for income taxes	—	—	10	95

Net loss	($1,725)	($2,547)	($7,052)	($10,949)

Basic and diluted net loss per common share	($0.08)	($0.11)	($0.32)	($0.49)

Basic and diluted weighted average number of common shares	22,258	22,224	22,238	22,315

Services Business Condensed Balance Sheets
(in thousands)
	September 30, 2003	December 31, 2002
	(a)	(a)
ASSETS

Cash and marketable securities	$44,188	$51,407
Accounts receivable, net	2,751	3,314
Other current assets	1,318	1,385
Property, equipment and other assets	1,865	2,525

Total assets	$50,122	$58,631

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$6,647	$8,494
Deferred revenue	878	1,133
Stockholders’ equity	42,597	49,004

Total liabilities and stockholders’ equity	$50,122	$58,631

(a) ePresence Services Business presentation, excludes Switchboard Incorporated.